                              EXHIBIT 25.A

            Securities Act of 1933 File No. ________
            (If application to determine eligibility of trustee
            for delayed offering  pursuant to  Section 305 (b) (2))
_________________________________________________________________


             SECURITIES AND EXCHANGE COMMISSION
                 Washington, D.C. 20549
                    ________________
                       FORM T-1

   STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
          OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
               PURSUANT TO SECTION 305(b)(2)___________
                     __________________

                 THE CHASE MANHATTAN BANK
                  (National Association)
     (Exact name of trustee as specified in its charter)

                       13-2633612
         (I.R.S. Employer Identification Number)

       1 Chase Manhattan Plaza, New York, New York
        (Address of  principal executive offices)

                          10081
                       (Zip Code)
                    ________________


                 SOUTHERN UNION COMPANY
    (Exact  name of obligor as specified in its charter)

                          DELAWARE
  (State or other jurisdiction of incorporation  or organization)

                         75-0571592
            (I.R.S. Employer Identification No.)

                 504 Lavaca Street, Suite 800
                       Austin, Texas
           (Address of principal executive offices)

                           78701
                         (Zip Code)
             __________________________________
               Subordinated Debt Securities
             (Title of the indenture securities)
___________________________________________________________________


Item 1.  General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                   Comptroller of the Currency, Washington, D.C.

                   Board of Governors of The Federal Reserve
                     System, Washington, D. C.

         (b) Whether it is authorized to exercise corporate trust powers.

                   Yes.

Item 2.  Affiliations with the Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         The Trustee is not the obligor, nor is the Trustee directly or indirectly controlling, controlled by, or under common control with the obligor.

         (See Note on Page 2.)

Item 16. List of Exhibits.

         List below all exhibits filed as a part of this statement
         of eligibility.
        *1.   -- A copy of the articles of association of the
                 trustee as now in effect.  (See Exhibit T-1 (Item
                 12), Registration No. 33-55626.)
        *2.   -- Copies of the respective authorizations of The
                 Chase Manhattan Bank (National Association)
                 and The Chase Bank of New York (National
                 Association) to commence business and a copy of approval of merger of said corporations, all of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437.)
        *3.   -- Copies of authorizations of The Chase Manhattan
                 Bank (National Association) to exercise corporate trust powers, both of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration No. 2-67437).
        *4.   -- A copy of the existing by-laws of the trustee.
                 (See Exhibit T-1 (Item 12(a)), Registration
                 No. 33-28806.)
        *5.   -- A copy of each indenture referred to in Item 4, if
                 the obligor is in default. (Not applicable).
        *6.   -- The consents of United States institutional
                 trustees required by Section 321(b) of the Act. (See Exhibit T-1, (Item 12), Registration No. 22-19019.)
         7. -- A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.


___________________

* The Exhibits thus designated are incorporated herein by reference. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.



                               NOTE

Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base a responsive answer to
Item 2 the answer to said Item is based on incomplete information.

Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.



                            SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The Chase Manhattan Bank (National Association), a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and the State of New York, on the 26th day April, 1995.




                                        THE CHASE MANHATTAN BANK
                                         (NATIONAL ASSOCIATION)





                                         By   Timothy E. Burke
                                            _____________________
                                            Second Vice President

                              Exhibit 7
REPORT OF CONDITION
Consolidating domestic and foreign subsidiaries of the
                       The Chase Manhattan Bank, N.A.
of New York in the State of New York, at the close of business on December 31, 1994, published in response to call made by Comptroller of the Currency, under title 12, United States Code,
Section 161.

Charter Number 2370           Comptroller of the Currency
                                Northeastern District
Statement of Resources and Liabilities


                    ASSETS                              Thousands
                                                       of Dollars

Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency
    and coin. . . . . . . . . . . . . . . . . . . . .  $ 4,517,179
  Interest-bearing balances . . . . . . . . . . . . .    7,001,642
Held to maturity securities . . . . . . . . . . . . .    1,593,325
Available-for-sale securities . . . . . . . . . . . .    4,669,255
Federal funds sold and securities purchased under
  agreements to resell in domestic offices of the
  bank and of its Edge and Agreement subsidiaries,
  and in IBFs:
    Federal funds sold. . . . . . . . . . . . . . . .    3,651,850
    Securities purchased under agreements to resell              0
Loans and lease financing receivable:
  Loans and leases, net of unearned income. . .$50,879,818
  LESS: Allowance for loan and lease losses . .  1,073,196
  LESS:  Allocated transfer risk reserve. . . .          0
                                               ___________
  Loans and leases, net of unearned income,
    allowance, and reserve. . . . . . . . . . . . . .   49,806,622
Assets held in trading accounts . . . . . . . . . . .   13,112,807
Premises and fixed assets (including capitalized
  leases) . . . . . . . . . . . . . . . . . . . . . .    1,758,500
Other real estate owned . . . . . . . . . . . . . . .      480,982
Investments in unconsolidated subsidiaries and
  associated companies. . . . . . . . . . . . . . . .       55,722
Customers' liability to this bank on acceptances
  outstanding . . . . . . . . . . . . . . . . . . . .      611,839
Intangible assets . . . . . . . . . . . . . . . . . .      787,948
Other assets. . . . . . . . . . . . . . . . . . . . .    6,145,452
                                                       ___________
TOTAL ASSETS. . . . . . . . . . . . . . . . . . . . .  $94,193.123
                                                       ===========

                    LIABILITIES

Deposits:
  In domestic offices . . . . . . . . . . . . . . . .  $29,536,028
     Noninterest-bearing. . . . . . . . . . . .$11,648,377
     Interest-bearing . . . . . . . . . . . . . 17,887,651
                                               ___________
  In foreign offices, Edge and Agreement
     subsidiaries, and IBFs . . . . . . . . . . . . .   36,020,612
       Noninterest-bearing. . . . . . . . . . .$ 2,320,293
       Interest-bearing . . . . . . . . . . . . 33,700,319
                                               ___________

Federal funds purchased and securities sold
  under agreements to repurchase in domestic
  offices of the bank and of its Edge and
  Agreement subsidiaries, and in IBFs:
     Federal funds purchased. . . . . . . . . . . . .    1,014,936
     Securities sold under agreements to repurchase .      678,033
Demand notes issued to the U.S. Treasury. . . . . . .      300,000
Trading liabilities . . . . . . . . . . . . . . . . .    8,066,477
Other borrowed money:
  With original maturity of one year or less. . . . .    2,940,252
  With original maturity of more than one year. . . .      427,525
Mortgage indebtedness and obligations under
   capitalized leases . . . . . . . . . . . . . . . .       40,550
Bank's liability on acceptances executed and
   outstanding. . . . . . . . . . . . . . . . . . . .      616,531
Subordinated notes and debentures . . . . . . . . . .    2,360,000
Other liabilities . . . . . . . . . . . . . . . . . .    5,195,890
                                                       ___________
TOTAL LIABILITIES . . . . . . . . . . . . . . . . . .   87,196,834
                                                       ___________
Limited-life preferred stock and related surplus. .              0

                 EQUITY CAPITAL
Perpetual preferred stock and related surplus . . .              0
Common stock. . . . . . . . . . . . . . . . . . . .        915,576
Surplus . . . . . . . . . . . . . . . . . . . . . .      4,656,010
Undivided profits and capital reserves. . . . . . .      1,478,713
Net unrealized holding gains (losses) on
  available-for-sale securities . . . . . . . . . .        (64,959)
Cumulative foreign currency translation
  adjustments . . . . . . . . . . . . . . . . . . .         10,949
                                                       ___________
TOTAL EQUITY CAPITAL. . . . . . . . . . . . . . . .      6,996,289
                                                       ___________
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK,
  AND EQUITY CAPITAL. . . . . . . . . . . . . . . .    $94,193,123

I, Lester J. Stephens, Jr., Senior Vice President and Controller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
(Signed) Lester J. Stephens, Jr.
We the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.
(Signed) Thomas G. Labrecque
(Signed) Richard J. Boyle            Directors
(Signed) Donald H. Trautlein